Exhibit 10.39

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

SECOND AMENDMENT OF THE RESEARCH AND COMMERCIAL LICENSE OPTION AGREEMENT

The Parties to the Research and Commercial License Option Agreement of October 1, 2005 as previously amended (“Agreement”), Sangamo BioSciences, Inc., a Delaware corporation having its principal place of business at Point Richmond Tech Center, 501 Canal Boulevard, Suite A100, Richmond, California 94804 (“Sangamo”), and Dow AgroSciences LLC, a Delaware limited liability company having its principal place of business at 9330 Zionsville Road, Indianapolis, IN 46268 (“DAS”), hereby further amend the Agreement as follows:

A. Sangamo acknowledges that it has received all payments due from DAS pursuant to Section 8.3(a) of the Agreement for the Research Program through the end of the Initial Research Term which expired on September 31, 2008, and each Party acknowledges that payment by DAS of a final five hundred thousand dollar ($500,000) payment, that will be invoiced by Sangamo as of January 31, 2008, will satisfy DAS’s research funding obligations for the Research Program through the end of 2008.

B. Section 8.3 (b) of the Agreement is amended to read:

“(b) DAS and Sangamo agree to carry out, subject part “D” of the Second Amendment to this Agreement, the following Research Plan during calendar year 2009 of the Subsequent Research Term, which Research Plan has the four following elements with the indicated budget for each element:

Element 1. $162,500 for [***] FTE at Sangamo to endeavor to establish a [***] sequence-based methodology for analysis of genome editing and to transfer such methodology to DAS as it is being developed.

Element 2. $487,500 for [***] FTEs at Sangamo to endeavor to identify and characterize [***] domains for use as zinc-finger protein fusion partners, including research directed to developing a [***] system for testing potential [***] of zinc-finger proteins and, in collaboration with DAS, establishing a [***] system for testing potential [***] of zinc-finger proteins.

Element 3. $1,625,000 for [***] FTEs at Sangamo to support the following ZFP/ZFN supply activities:

a. Supplying (including design, assembly, and optimization as necessary) DAS with ZFP Products for up to [***] targets, but not more than [***] targets per quarter and [***] targets per month; provided, however, that if Sangamo is not

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

able to generate ZFP Products for a particular target despite good faith attempts to do so, Sangamo may discontinue work on such target after discussing such matter with DAS.

b. Providing [***] DNA (ZFN) and [***] (ZFP TF) Assays.

c. Providing molecular biology support such as cloning into DAS vectors and running [***] assays, [***] assays and genomic [***] and [***] detection assays.

The Parties agree that DAS may request that Sangamo supply ZFP Products for more than [***] targets in 2009 and, if Sangamo accepts any such requests for supplying ZFP Products for additional targets, then Sangamo will provide such supply-related services at $[***] per additional target.

Element 4. $487,500 for [***] FTEs to perform the following technology transfer activities at Sangamo during the first six months of 2009:

a. Sangamo to consult with DAS and Sigma-Aldrich Co. (“Sigma”) and transfer during the first quarter of 2009 (“Q1”) and the second quarter of 2009 (“Q2”) as much of DAS’s third quarter of 2009 (“Q3”) and fourth quarter of 2009 (“Q4”) ZFP Product [***] to Sigma as DAS decides is practicable.

b. Sangamo effort during Q1 and Q2 to expand archive to [***] members

c. Sangamo effort during Q1 to streamline the [***] process

d. Sangamo effort during Q1 to transfer [***] assay system to Sigma

e. Sangamo effort during Q2 to transfer [***] archive to Sigma

f. Sangamo effort during Q2 to transfer [***] technology to Sigma.

If the technology transfer to Sigma is not completed by June 30, 2009, the Parties will mutually agree upon the FTEs required and deliverables and payment schedule for the additional technology transfer that is required.”

C. DAS shall pay the following amounts to Sangamo for its Diligent Efforts to perform the Research Plan described in part “B” above:

a.	$812,500 per quarter for each of Q1 and Q2 (billed net 30 days at the beginning of each quarter (or in the case of Q1, as soon as practicable after the signing of this Second Amendment));

b.	$568,750 for each of Q3 and Q4 (billed net 30 days at the beginning of each quarter);

c.	Additional amounts for more than 25 targets to be paid net 30 days from the date the request is accepted by Sangamo;

d.	Additional amounts for tech transfer or other services requested by DAS and accepted by Sangamo will be billed monthly and paid net 30 days.

e.	A mutually agreed upon amount for any [***] performed by Sangamo on behalf of DAS and will be billed monthly and paid net 30 days.

D. DAS may cancel any part of the work to be carried out after June 30, 2009, on ninety (90) days written notice. The work scheduled to be carried out prior to June 30,

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

2009 may only be cancelled as result of termination of the Agreement in accordance with Section 11.6 of the Agreement on account of the uncured material breach of a Party.

E. Except as amended hereby or pursuant to the First Amendment, the Agreement shall remain in full force and effect. Those amendments made herein shall be effective as of the Second Amendment Effective Date.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment of the Research and Commercial License Option Agreement in duplicate originals by their proper officers as of January             , 2009 (“Second Amendment Effective Date”).

AGREED TO AND ACCEPTED BY:

Sangamo BioSciences, Inc.		Dow AgroSciences LLC

By:	/s/ Philip Gregory	By:	/s/ William A. Kleschick
	Philip Gregory, D.Phil.		William A. Kleschick, Ph.D.
Title:	Vice President, Research	Title:	Global Leader, Discovery

Date:	January 28, 2009	Date:	February 10, 2009

		By:	/s/ Jerome Peribere
Jerome Peribere

		Title:	President & CEO

		Date:	February 13, 2009